UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                October 4, 2005
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On October 4, 2005, the Registrant issued a press release regarding a supply chain issue.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description
99	Press Release issued October 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: October 4, 2005

BY: /S/ Louis M. Riccio, Jr. Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY FACES SUPPLY CHAIN ISSUE

MONROE, MI. October 4, 2005—La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced that one of its key suppliers of polyurethane foam has put its customers, including La-Z-Boy, on notice of allocation, due to the lack of availability of TDI (toluene diisocyanate), a key chemical component of polyurethane foam which is used throughout the upholstery and bedding industry. The company also said that this situation, coupled with the continued soft retail environment and damage to one of its plants by a tornado spawned from Hurricane Rita, will have a significant adverse impact on its results for the fiscal 2006 second quarter and potentially beyond.

Kurt Darrow, President and CEO of La-Z-Boy said, “Several TDI suppliers have communicated that because of the effects of Hurricanes Katrina and Rita they have had to declare Force Majeure, a condition which allows companies to depart from the strict terms of a contract because of an event that cannot be reasonably controlled. As a result they will be limiting the amount of TDI they will be supplying which will limit the amount of polyurethane that can be produced. We have been advised by one of our significant polyurethane suppliers to the La-Z-Boy® branded product of their industry-wide notice of an allocation of 50% of normal polyurethane supply. This situation will have a greater impact on us relative to the rest of the furniture industry given the higher percentage of upholstery in our overall product mix.”

Darrow noted, “Polyurethane foam, because of the volume of storage space it requires, is shipped on a just in time inventory basis and therefore our inventories of this raw material are very minimal. Each of our divisions has a different mix of polyurethane suppliers and finished goods inventories and thus will be individually impacted. We anticipate that the price of polyurethane will increase and that our production schedules at various plants will also be modified according to availability of supply. We will therefore work judiciously to minimize the potential interruption to our customers in all effected divisions by closely communicating with them to assess and balance their product needs to the degree possible.”

Darrow continued, “Additionally, our plywood parts cutting facility in Newton, Mississippi which manufactures frame parts for our La-Z-Boy Residential upholstery operations, sustained severe structural damage from a tornado related to Hurricane Rita. We were prepared and executed our disaster contingency plans in order to meet our production needs and quickly shifted production to several of our other facilities and outside suppliers, although we are not operating at our normal levels of efficiency or cost effectiveness.”

Darrow concluded, “Given these disruptive events and the continued softness at the retail level, we will significantly miss our estimates for sales and earnings for the second quarter, although at this point, it is not readily quantifiable. We intend to provide an update on our second fiscal quarter guidance prior to the beginning of the International Home Furnishings Market the week of October 17, 2005.”

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer confidence, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of logistics on imports, the impact of interest rate changes, the effects of the ruling on tariffs by the U.S. Department of Commerce and potential disruptions from Chinese imports, the availability and cost of capital, the impact of imports as it relates to continued domestic production, raw material price changes, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the domestic or international regulatory environment, not fully realizing cost reductions through restructurings, ability to implement global sourcing organization strategies, the future financial performance and condition of independently owned dealers that we are required to consolidate into our financial statements or changes requiring us to consolidate additional independently owned dealers, the impact of new manufacturing technologies, the impact of adopting new accounting principles, fair value changes to our intangible assets due to actual results differing from projected, the impact of severe weather, factors relating to acquisitions and other factors identified from time to time in the company’s reports filed with the Securities and Exchange Commission.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/investorRelations/sec_filings.aspx . Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:
http://www.la-z-boy.com/about/investorRelations/IR_email_alerts.aspx .

Background Information

With annual sales of over $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 336 stand-alone La-Z-Boy Furniture Galleries® stores and 340 La-Z-Boy In-Store Galleries, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication In Furniture, the La-Z-Boy Furniture Galleries retail network is North America’s largest single-brand furniture retailer. Additional information is available at http://www.la-z-boy.com/ .